Track Group Announces Ticker Symbol Change to TRCK

SALT LAKE CITY, UTAH May 26, 2015

Track Group, Inc. (OTCQB: TRCK), formerly SecureAlert, Inc. (OTCQB: SCRA), a publicly traded, global tracking solutions company, announced today that the company is trading under the new symbol, “TRCK”, effective May 26, 2015. The change follows the Financial Industry Regulatory Authority’s (“FINRA”) recognition of the company’s official name change, as disclosed in the 8-K filed by the company on May 19, 2015.  All stock trading, filings and market related information will be reported under this new symbol. “We are pleased to be trading under the new symbol that more accurately reflects our corporate rebranding.  It will be key for us now to make that transition public for the benefit of the investment community that has continued to follow our growth,” states Guy Dubois, Chairman of Track Group.

About Track Group
Track Group develops and provides tracking solutions that combine real-time tracking devices and monitoring services with advanced data analytics for the global offender management market.

Cautionary Language Concerning Forward-Looking Statements:
Information set forth in this press release contains forward-looking statements that are subject to risks and uncertainties, and actual results might differ materially. A discussion of factors that may affect future results is contained in Track Groups’ filings with the Securities and Exchange Commission. Track Group, Inc. disclaims any obligation to update and revise statements contained in this news release based on new information or otherwise.

For more information, please contact:
Steve Hamilton, Chief Marketing Officer, Track Group
877-260-2010
steve.hamilton@trackgrp.com

John Merrill, Chief Financial Officer, Track Group
866-451-6141
john.merrill@trackgrp.com

Learn more at http://www.trackgrp.com